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                                                                Exhibit (d)(xix)


[LETTERHEAD OF TSUMURA INTERNATIONAL INC]


                                        July 19, 2000


Aluwill Acquisition Corp.
c/o Chartwell Investments II LLC
717 Fifth Avenue
23rd Floor
New York, New York 10022

Gentlemen:

     Reference is made to the Agreement and Plan of Merger dated as of July 19, 2000 (the "Merger Agreement") among Carey International, Inc., a Delaware corporation (the "Company"), Limousine Holdings, LLC, a Delaware limited liability company ("Parent"), Aluwill Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("Acquisition Company"), and Eranja Acquisition Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Acquisition Company ("Acquisition Company Sub"). Capitalized terms used herein but not otherwise defined herein shall have the meanings set forth in the Merger Agreement.

     The undersigned (the "Optionee"), being a holder of certain stock options to purchase Shares (the "Options") of the Company pursuant to the one or more of the Company's 1987 Stock Option Plan, 1992 Stock Option Plan, 1997 Equity Incentive Plan, and 1998 Non Qualified Stock Option Plan (collectively, the "Plans"), acknowledges that:

          (a) pursuant to Section 3.4(b) of the Merger Agreement, upon the Effective Time, each Option that has not been previously exercised shall be cancelled and, in exchange therefor, the Optionee will receive an amount in cash in respect of each Option equal to the excess, if any, of the Offer Price (currently $18.25) over the per Share exercise price thereof (such payment to be net of applicable withholding taxes); and

          (b) pursuant to Section 3.1(a) of the Merger Agreement, if an Option is validly exercised in accordance with the Plans, and the Shares received upon such exercise are validly tendered in accordance with the Merger Agreement or converted upon consummation of the Merger, each such Share will be converted into the right to receive, in cash, the Offer Price (currently $18.25).

     In connection with the foregoing, and in order to facilitate the consummation of the transactions contemplated in the Merger Agreement, the Optionee agrees to exercise the Options (including incentive stock options) in accordance with the Plans immediately prior to the Merger. The Optionee will be permitted to exercise the Options with the use of notes as set forth in and in accordance with the terms of the Option Exercise/Cancellation Agreement, substantially in the form attached hereto, which the undersigned agrees to execute upon request of the Company. If requested by Acquisition Company in order to accomplish the Short Form Merger, the Optionee agrees to sell the Shares acquired upon exercise of the Options to Acquisition Company (or its designee) at the Offer Price. The Optionee also agrees to vote all Shares owned by Optionee in favor of the Merger.
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     In addition, the Optionee agrees to rollover Shares having a value of not less than fifty percent (50%) of the after tax proceeds from the exercise of the Options into Surviving Corporation Common Shares at the Offer Price. The Optionee shall enter into a definitive stock subscription agreement in connection therewith. The Optionee shall receive with regard to his rolled over Shares standard shareholder rights and shall be subject to standard shareholder obligations customarily provided in similar transactions (e.g., calls, puts upon termination of employment other than for "Cause" or without "Good Reason", rights of first refusal, drag-along rights, and registration rights (subject to lock-up)), in all cases, subject to financing and recap accounting restrictions; such rights to be set forth in documentation reasonably satisfactory to the Optionee. The Shares and Options listed as being held by the Optionee on
Schedule 3.1(b) to the Merger Agreement are the Shares and Options referred to herein and shall be subject to this Agreement. Share valuation for put and call exercises will be made by the Board of Directors, subject to the Optionee's right to request an independent appraisal. Optionees will be permitted to transfer Shares to other rollover Optionees.

     Anticipated future management compensation is set forth on the attached "Management Incentive Compensation" Term Sheet.

     This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. This Agreement may not be amended, modified or supplemented without the written consent of the Optionee and Acquisition Company. This Agreement shall become effective upon such time, if any, as the Merger Agreement shall be executed and delivered by the parties thereto and shall terminate upon the termination of the Merger Agreement.

                                    Very truly yours,


                                    /s/ Eugene Willard
                                    ------------------
                                    Name:  Eugene Willard

ACKNOWLEDGED AND AGREED TO:

ALUWILL ACQUISITION CORP.


By:  /s/ Todd Berman
   -------------------------
Name:    Todd Berman
     -----------------------
Title:  President
     -----------------------
Dated:  7/19/00
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                                       2
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                       MANAGEMENT INCENTIVE COMPENSATION

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     Provision                                    Agreement
     ---------                                    ---------

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Participants        Management Group other than Vincent Wolfington and Don
                    Dailey.

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Effective Date      Closing of Merger.

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Annual Bonus        Participants will participate in the Company's 2% EBITDA
                    Bonus Pool Plan along with Mr. Wolfington, at such levels as are determined by Messrs. Berman and Wolfington.

                    "EBITDA" shall be calculated in accordance with generally accepted accounting principles, excluding extraordinary and nonrecurring items, as well as fees, expenses and commissions payable in connection with the Merger or fees paid to Chartwell and Ford or any of its affiliates thereafter.

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Equity Incentives   The Company will establish a stock option plan which will
                    reserve 10% of the Company's stock for grant thereunder. Fifty-percent (50%) of the option pool will vest 25% per year for 4 years following grant. The remaining 50% of the option pool will vest if the net internal rate of return ("IRR") realized by the Investors on its total investment in the Company after dilution from options on shares held by the Company's management) is 28% or more on the closing date or such other time as the Investors receive cash payments for its interests in the Company (the "Performance Options"). If the IRR is 25%, but less than 26%, 25% of the Performance Options shall vest, if the IRR is 26%, but less than 27%, 50% of the Performance Options shall vest and if the IRR is 27%, but less than 28%, 75% of the Performance Options shall vest.

                    Each Participant will rollover at least 50% of the after-tax spread on his or her stock options held in CI for a common equity interest in VIP in accordance with the Letter Agreement from each Participant to Aluwill Acquisition Corp., dated July 18, 2000.
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          IN WITNESS WHEREOF, the undersigned agree on this 19/th/ day of July,
2000, to negotiate in good faith to provide the benefits set forth herein to the Participants by the Effective Date.

                                        COMPANY

                                        By: /s/ Vincent Wolfington
                                            ------------------------------------

                                        ________________________________________
                                        Vincent Wolfington